SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 2003


                            Daleen Technologies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-27491                   65-0944514
----------------------------      -------------            -------------------
(State or other jurisdiction       (Commission             (IRS Employer
 of incorporation)                 File Number)            Identification No.)


        902 Clint Moore Road, Suite 230, Boca Raton, Florida      33487
        ----------------------------------------------------    ----------
               (Address of principal executive offices)         (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 5.  Other Events.

On October 14, 2003, Daleen Technologies, Inc. and Daleen Solutions, Inc., an indirect wholly owned subsidiary of Daleen Technologies, Inc. (collectively referred to as the "Company"), together with Albacore Holdings, Inc. ("Albacore") (the Company and Albacore Holdings, Inc. are collectively referred to as the "Plaintiffs"), filed a Petition in the District Court of Dallas County, Texas against Houlihan Lokey Howard & Zukin Capital, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (collectively referred to as "Houlihan"). The Petition alleges that Houlihan had made repeated demands to Plaintiffs for payment of transaction fees it alleges are due pursuant to an engagement letter between Albacore and Houlihan. Plaintiffs seek interpretation of the engagement letter that to qualify as a contact for purposes of the tail provision, a communication with a potential investor must have involved the presentation of detailed, non-public information regarding Albacore to the potential investor and must go beyond cold calls, form letters and no-name conversations. Plaintiffs also seek a declaration that no transaction fees are due from any of the Plaintiffs to Houlihan. On or about November 19, 2003, Houlihan filed a Notice of Removal removing the case to the United States District Court for the Northern District of Texas, Dallas Division. On or about November 26, 2003, Houlihan filed its Answer and Counterclaim. Plaintiffs received notice of this Answer and Counterclaim on December 2, 2003. The Answer and Counterclaim requests dismissal of the Petition and seeks a judgment on the counterclaim in excess of $800,000. If Plaintiffs do not prevail in obtaining the declaratory judgment that no fees are owed, Houlihan may continue to pursue payment of transaction fees, or the Court may grant a judgment on the counterclaim in favor of Houlihan. If a judgment is granted for the entire amount claimed by Houlihan, it may have an adverse effect on the Company's business, financial condition and results of operations.

Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits

              None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DALEEN TECHNOLOGIES, INC.


                                      By: /s/ Gordon Quick
                                          -----------------------
                                          Gordon Quick
                                          President and Chief Executive Officer

Dated:  December 8, 2003